UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2014

DATALINK CORPORATION

(Exact name of registrant as specified in charter)

Minnesota	000-29758	41-0856543
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

10050 Crosstown Circle, Suite 500, Eden Prairie, MN 55344

(Address of principal executive offices)

952-944-3462

(Registrant’s telephone number, including area code)

N/A

(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 20, 2014 Datalink Corporation (the “Company”) announced that it entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated October 18, 2014, by and among the Company, Mars Acquisition, Inc., a California corporation and wholly owned subsidiary of the Company, Bear Data Solutions, Inc., a California corporation (“Bear Data”), and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as representative of the securityholders of the Company.  Subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into Bear Data, with Bear Data surviving as a wholly owned subsidiary of the Company.

The aggregate purchase price for the overall transaction will be $18.5 million, including $16.8 million in cash payable in connection with the Merger (the “Purchase Price”) and $1.7 million in the Company’s common stock. A portion of the Purchase Price will be used to repay indebtedness and to pay transaction costs.  The Purchase Price will be subject to certain adjustments to reflect the difference, if any, between the net working capital at closing and target net working capital.  An aggregate amount of $2.4 million of the Purchase Price will be placed into escrow to cover any post-closing adjustment to the Purchase Price and indemnification obligations of the securityholders.

The Company entered into a Common Stock Purchase Agreement, also dated as of October 18, 2014, by and among the Company, Merger Sub, and three executive securityholders of Bear Data (the “Common Stock Purchase Agreement”). Under the Common Stock Purchase Agreement, an aggregate of $1.7 million of the Company’s common stock will be issued to the three Bear Data executives immediately prior to consummation of the Merger. For this purpose, the Company’s common stock will be valued at the volume-weighted average of the per share trading prices of the Company’s common stock as reported through Bloomberg (based on all trades in the Company’s common stock and not an average of daily averages) for the 20 consecutive full trading days ending one business day prior to closing. Seventy-five percent of the shares issued under the Common Stock Purchase Agreement will not be transferable until the first anniversary of closing.

The Merger Agreement contains customary representations and warranties as well as covenants by each of the parties.  Subject to certain limitations, the Company will be indemnified for damages resulting from breaches or inaccuracies by Bear Data’s representations, warranties and covenants in the Merger Agreement as well as certain other specified matters.

The Merger is expected to close within approximately one week, subject to the satisfaction of customary closing conditions, including the continuing accuracy of representations and warranties, and the absence of a material adverse effect on Bear Data.  Simultaneously upon entry into the Merger Agreement, the Company entered into a noncompetition agreement with Donald James, Jr., Chief Executive Officer of Bear Data, which will become effective as of the closing.

The foregoing descriptions of the Merger Agreement and Common Stock Purchase Agreement are qualified in their entirety by reference to the full text of the Merger Agreement and Common Stock Purchase Agreement, respectively, which are attached hereto as Exhibit 2.1 and Exhibit 4.1, respectively, and are incorporated by reference herein.

The Merger Agreement and Common Stock Purchase Agreement have been included to provide investors with information regarding their terms.  They are not intended to provide any other factual information about the parties thereto.  The representations, warranties and covenants contained in the

Merger Agreement and Common Stock Purchase Agreement were made only for purposes of such agreements and as of specific dates, were made solely for the benefit of the parties to those agreements and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate.  In addition, the assertions embodied in those representations, warranties and covenants in the Merger Agreement are qualified by information in disclosure schedules that the parties exchanged in connection with the signing of the Merger Agreement.  The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement.  Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. A forward-looking statement may contain words such as “anticipates,” “believes,” “can,” “can impact,” “could,” “continue,” “estimates,” “expects,” “intends,” “may,” “ongoing,” “plans,” “potential,” “projects,” “should,” “will,” “will continue to be,” “would,” or the negative thereof or other comparable terminology regarding beliefs, plans, expectations or intentions regarding the future.  These statements involve risks and uncertainties that could cause actual results to differ materially from those projected. Such statements may include the anticipated timing of the transaction. These forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including, without limitation, the failure of either party to meet certain closing conditions, which could delay or prevent the completion of the transaction.  Forward-looking statements are made only as of the date of this Current Report on Form 8-K and subsequent facts or circumstances may contradict, obviate, undermine or otherwise fail to support or substantiate such statements. The Company is under no duty to update any of the forward-looking statements after the date of this Current Report on Form 8-K to conform such statements to actual results or to changes in expectations.

Item 2.02                                           Results of Operation and Financial Condition.

Also on October 20, 2014, the Company issued a press release announcing updated guidance about our results of operations for our recently completed third quarter ended September 30, 2014. The text of this press release under the headings “Third Quarter 2014 Guidance” and “Non-GAAP Details” is furnished on Exhibit 99.1 hereto and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including the portions of Exhibit 99.1 referenced herein, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in that filing.

Item 3.02                                           Unregistered Sales of Equity Securities.

Under the Common Stock Purchase Agreement, the Company will issue shares of its common stock, having an aggregate value of $1.7 million (the “Company Shares”), to three executives of Bear immediately prior to the Merger. For this purpose, the Company Shares will be valued at the volume-weighted average of the per share trading prices of the Company’s common stock as reported through Bloomberg (based on all trades in the Company’s common stock and not an average of daily averages) for the 20 consecutive full trading days ending one business day prior to closing. On October 20, 2014, a total of 156,360 shares would have been issuable under the Common Stock Purchase Agreement. As consideration for the Company Shares, the Company will receive 2,778,299 shares of common stock, having no par value, of Bear. The issuance of such shares are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) thereof and Rule 506 promulgated under Regulation D because, among other things, such issuance does not involve a public offering and the shares will be issued solely to accredited investors.

Also upon closing of the Merger, the Company will grant 125,000 shares of restricted stock to 13 Bear employees. One-half of each employee’s shares of restricted stock will vest after two years of service to the Company and the remaining shares will vest in equal portions at the completion of service during each of years three and four. The Company will issue these shares of restricted stock outside of its shareholder-approved equity plans in accordance with Nasdaq rules for “inducement grants.” The shares of restricted stock will be granted pursuant to the terms of a Restricted Stock Award Agreement, the form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The issuance of such shares of restricted stock is exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof because, among other things, such issuance does not involve a public offering.

Item 8.01                                           Other Events.

On October 20, 2014, the Company issued a press release to announce the signing of the Merger Agreement.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated October 18, 2014, by and among Bear Data Solutions, Inc., Datalink Corporation, Mars Acquisition, Inc., and Fortis Advisors LLC, solely in its capacity as representative for the securityholders of Bear Data Solutions, Inc. *The schedules to Exhibit 2.1 have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of all omitted schedules.

4.1	Common Stock Purchase Agreement, dated October 18 2014, by and among Datalink Corporation, Mars Acquisition, Inc., the Donald W. James, Jr. Revocable Trust, Bradford Thompson, and Richard Wallace.

10.1	Form of Restricted Stock Award Agreement for awards granted to employees in October 2014.

99.1	Press release issued by Datalink Corporation on October 20, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  October 20, 2014

DATALINK CORPORATION

By	/s/ Gregory T. Barnum
Gregory T. Barnum,
Chief Financial Officer